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                                                                   EXHIBIT 10.22

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and effective as of the 21st day of September, 2000, by and between Company, Incorporated ("Company"), a Texas corporation with its principal place of business located at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019 and Charles E. Fioretti ("Executive"), who resides at 2510 Beaconcrest Drive, Plano, Texas 75093.

                                  WITNESSETH:

     WHEREAS, Executive is currently an employee of Company; and

     WHEREAS, in connection with the development of its business, Company has agreed to employ the Executive as Co-Chairman of the Board of Directors under terms and conditions as set forth herein; and

     WHEREAS, the Executive will be a key Executive of Company and Company will provide or has provided the Executive with access to such CONFIDENTIAL INFORMATION and trade secrets as defined herein, prior to the execution of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and upon the terms, conditions and provisions hereinafter set forth, Company and the Executive do hereby agree as follows:

                                  ARTICLE I.
                             EMPLOYMENT AND DUTIES

     1.1  Employment. Company agrees to employ Executive and Executive agrees to
          ----------
be employed by Company, beginning as of the Effective Date and continuing for the period of time as set forth in 1.3 of this Agreement, subject to the terms and conditions as set forth in this Agreement.

     1.2  Position. From and after the effective date, Company shall employ
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Executive in the position of Chairman of the Board of Directors ("Chairman").
Executive shall preside at all Board of Directors meetings. He shall further be responsible for all investment banking and related functions and transactions by the Company.

     1.3  Term. Unless sooner terminated pursuant to the other provisions
          ----
hereof, Company agrees to employ Executive under the terms of this Agreement for an initial term of three (3) years, which shall begin on the Effective Date and end on the third anniversary of the Effective Date. The term shall be extended automatically for an additional successive one-year period as of each anniversary of the Effective Date after the initial term, with like automatic renewals occurring at least ninety (90) days prior to each subsequent anniversary date or until written notice or other termination is effected.

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                                  ARTICLE II
                       DUTIES, COMPENSATION AND BENEFITS


     2.1  Duties and Services. Executive agrees to serve in the position
          -------------------
referred to in Section 1.2 or such other position as the parties may hereafter agree during the term of this Agreement, and to perform diligently and to the best of Executive's abilities the duties and services appertaining to such offices, as well as such additional duties and services appropriate to such office upon which the parties mutually may agree from time-to-time or as shall be designated by the Board of Directors. The Executive also agrees that his employment is subject to the current and future policies and procedures maintained and established by Company. The Executive shall devote his time, best efforts, ability and attention to the business of Company and the performance of the Executive's duties as contemplated hereunder.

     2.2  Other Interests. Executive agrees, during the period of Executive's
          ---------------
employment by Company, to devote Executive's primary business time, energy, and best efforts to the business and affairs of Company and its Affiliates and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Company, except with the consent of the Board of Directors. The foregoing notwithstanding, the parties recognize and agree that Executive may, without consent of the Board of Directors, engage in charitable, civic, and other business activities that do not conflict with the business and affairs of Company and in passive personal investments, so long as such activities do not in any way interfere with Executive's performance of Executive's duties hereunder.

     2.3  Duty of Loyalty. Executive acknowledges and agrees that Executive owes
          ---------------
a fiduciary duty of loyalty, fidelity, and allegiance to act at all times in the best interests of Company. In keeping with these duties, Executive shall make full disclosure to Company of all business opportunities pertaining to Company's business and shall not appropriate for Executive's own benefit business opportunities concerning the subject matter of the fiduciary relationship.

     2.4  Base Salary. Executive is engaged to serve as Co-Chairman at an annual
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salary of $600,000. Executive's annual base salary shall be reviewed by the
Board of Directors ("Board") or Compensation Committee ("Committee") on not less than an annual basis, and in the sole discretion of the Board or Committee, whatever the case may be, such annual base salary may be increased, but not decreased unless mutually agreed to in writing by both Company and the Executive. Executive's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives, but no less frequently than monthly.

     2.5  Employee Benefits. Executive is eligible and shall continue to
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participate in accordance with the usual rules of participation in all Company and officer benefits accorded and

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accruing to an Executive of his rank. These include, but may not be limited to:

          a. Medical, dental, life, long and short-term disability insurance, commencing 31 days after the inception of employment; coverage under the Company's director and officer liability insurance policies;

          b. The executive company car program or allowance, commencing January 1, 2002;

          c. The executive bonus plan on a basis equivalent to all other persons of his corporate rank and title; and

          e.   The Company's 401-K Plan.

     As additional benefits and programs of benefits are added for Executives, generally, and Executives of your rank, specifically, you will be entitled to participate in those benefits and programs of benefits as the same become offered.

     2.6  Vacation. Executive shall be entitled to twenty (20) days paid
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vacation for each full year of employment.

     2.7  Business and Entertainment Expenses. During the period of Executive's
          -----------------------------------
employment under this Agreement, subject to Company's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business-related purposes, including, but not limited to, reasonable dues and fees to industry and professional organizations and reasonable costs of entertainment and business development.

     2.8  Indemnification. During the period of Executive's employment under
          ---------------
this Agreement, Company agrees to indemnify Executive against any and all liabilities arising out of Executive's employment duties under this Agreement to the extent such liabilities are not covered by any insurance maintained by Company or Executive, but excluding liabilities that are caused by or result, in whole or in part, from Executive's own negligence or willful misconduct.

     2.9  Directors' and Officers' Liability Insurance. Company shall purchase
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and, during the period of Executive's employment under this Agreement, maintain a reasonable level of directors' and officers' liability insurance covering Executive's employment position identified in Section 1.2, but only if and to the extent such coverage is available at a reasonable premium cost as determined by and in the sole discretion of the Board of Directors.

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                                  ARTICLE III
                           CONFIDENTIAL INFORMATION

     3.1  Disclosure to Executive. Company will provide or has provided the
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Executive with specialized information from time to time concerning the products and the business operations of Company. The Executive acknowledges that in the further course of the Executive's employment with Company, the Executive will gain a close, personal and special influence with Company's customers and will be acquainted with all of Company's business, particularly Company's
CONFIDENTIAL INFORMATION concerning the business of Company and its affiliates.

     3.2  Confidential Information Defined. For purposes of this Agreement
          --------------------------------
"CONFIDENTIAL INFORMATION" shall mean and include information disclosed to the Executive or known by the Executive through the Executive's employment with Company, not generally known in Company's industry, about Company's products, processes and services, including but not limited to information concerning inventions, trade secrets, research and development, as well as all data or information concerning customers (including, Associates), customer lists (including downline reports and similar reports of business activities and relevant information concerning persons who conduct the same), prospect lists, mailing lists, sales leads, contracts, financial reports, sales, purchasing, price lists, product costs, marketing programs, marketing plans, business relationships, business methods, accounts payable, accounts receivable, accounting procedures, control procedures and training materials.

     3.3  Duty to Protect. The Executive recognizes that the Executive's
          ---------------
position with Company is one of the highest trust and confidence by reason of the Executive's access to the CONFIDENTIAL INFORMATION and the Executive agrees to use the Executive's best efforts and will exercise utmost diligence to protect and safeguard the CONFIDENTIAL INFORMATION. In this respect, the Executive agrees that fulfilling the obligations of the Agreement is part of the Executive's job responsibilities with Company for which the Executive has been retained as an Executive and for which the Executive has received consideration therefor.

     3.4  Unauthorized Use. Except as may be required by Company in connection
          ----------------
with and during the Executive's employment with Company, or with the express written permission of Company, the Executive shall not, either during the Executive's work as an Executive with Company or at any time thereafter, directly or indirectly, download, printout, copy, remove from the premises of Company, use for the Executive's own benefit or for the benefit of another, or disclose to another, any CONFIDENTIAL INFORMATION of Company, its customers, contractors or other with which Company has a business relationship.

     3.5  Ownership by Company. Executive agrees that all files, memoranda,
          --------------------
data, notes, records, drawings, charts, graphs, analyses, letters, reports, or other documents or similar items made or compiled by the Executive, made available to the Executive or otherwise coming into the Executive's possession while employed by Company concerning any process, apparatus or products manufactured, sold, used, developed, investigated or considered by Company

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concerning the CONFIDENTIAL INFORMATION or concerning any other business or activity of Company shall remain at all times the property of Company and shall be delivered to Company upon termination of the Executive's employment with Company or at any other time upon request.

     3.6  Executive Disclosure. The Executive agrees that, during the term of
          --------------------
the Executive's employment with Company or upon termination thereof, and if requested by Company to do so, the Executive will sign an appropriate list of any and all CONFIDENTIAL INFORMATION of Company of which the Executive has knowledge or about which the Executive has acquired information.

     3.7  Remedies. Executive acknowledges that money damages would not be
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sufficient remedy for any breach of this Article III by Executive, and Company shall be entitled to enforce the provisions of this Article by terminating any and all payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach pursuant to Article 7.6 - Arbitration, as described herein. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including the recovery of damages from Executive and his agents involved in such breach and remedies available to Company pursuant to other agreements with Executive. This Provision shall survive the execution, performance and/or termination of this Agreement.


                                  ARTICLE IV
                     NON-COMPETITION AND NON-SOLICITATION


     4.1  In General. Executive acknowledges and understands that from time to
          ----------
time the Executive's duties may require the Executive to work onsite at a non-company location. In such instance, the Executive agrees to comply with all of the policies, procedures and directives relevant to working at such non-company location. Executive represents and admits that in the termination of the Executive's employment for any reason whatsoever, the Executive's experiences and capabilities are such that the Executive can obtain employment in business engaged in other lines and/or of a different nature, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood.

     4.2  Non-Competition. The Executive heretofore agrees that for a period of
          ---------------
three (3) years after the Executive shall cease to be employed by Company for any reason, the Executive shall not engage in any form of business which is competition with Company, including through the business of any person, company, firm, corporation, partnership, association, agency, or business, and particularly through a party known to the Executive to be an independent contract sales associate and/or customer of Company or with whom the Executive had contact during, or by reason of, the Executive's employment by Company. Irrespective of the term of employment under this Agreement, and in consideration of the promises specified in Article II of this Agreement, Company agrees to provide the Executive

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with access to Company's software and files, records, marketing procedures, processes, computer programs, compilations of information, records, Associate and client requirements, pricing techniques, lists, formulae, lists identifying Associates, partners, potential investors, methods of doing business and other CONFIDENTIAL INFORMATION which is regularly used in the operation of the business of Company.

     4.3  Non-Solicitation. The Executive further agrees that for a period of
          ----------------
three (3) years after the Executive shall cease to be employed by Company for any reason, the Executive will not, either directly or indirectly, through any person, firm, association or corporation with which the Executive, customer and/or independent contractor sales associate ("Subject Person") is now or may hereafter become associated with, solicit, cause, influence or induce any present or future Subject Person of Company or its affiliates to leave the employ or business relationship with Company or its affiliates to accept employment or a business relationship with the Executive or with such person, firm, association, or corporation with whom the Executive may then be affiliated.

     As set forth above, the Executive acknowledges that the foregoing non-competition and non-solicitation covenants are ancillary to or a part of an otherwise enforceable agreement, such being the general agreement of Employment and its related agreements concerning confidentiality and non-disclosure of CONFIDENTIAL INFORMATION and non-solicitation, at the time that this non-competition covenant is made, that the limitations as to time defined herein are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Company, that the limitations as to geographic area defined herein are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Company, and that the scope of activity to be restrained defined herein is reasonable and does not impose a greater restraint than is necessary to protect the good will or other business interests.

     4.4  Legitimate Interest. Executive agrees that in the highly competitive
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business in which Company is engaged, personal contact is of primary importance in securing new and retaining present Associates and customers. The Executive also agrees that Company has a legitimate interest in maintaining its relationships with its Associates and customers and that it would be unfair for the Executive to solicit the business of Company's Associates and customers and exploit the personal relationships the Executive develops with Company's Associates and customers by virtue of the Executive's access to Company's customers as a result of the Executive's employment by Company.

     4.5  Enforceability. The foregoing covenants not to compete and solicit
          --------------
shall not be held invalid or unenforceable because of the scope or the territory or actions subject thereto or restricted thereby, or the period of time within which such Agreement is operative; but an award or decree in arbitration or any judgment of a court of competent jurisdiction, as the case may be, may define the maximum territory and actions subject thereto and restricted by this Article IV and the period of time during which the Agreement is enforceable. Any alleged breach of other provisions of this Agreement asserted by the Executive shall not be a defense for the Executive

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to claims arising from Company's enforcement of the provisions of this
Agreement. Should the Executive violate the non-competition, non-solicitation covenants of Article IV, provisions 4.3 and 4.4, then the period of time for these covenants shall automatically be extended for the period of time from which the Executive began such violation until the Executive permanently ceases such violation.

     4.6  Representations and Warranties. Executive represents and warrants that
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the delivery and execution of this Agreement will not cause a breach in the terms of any existing agreement to which he is a party nor interfere with any undertakings which he is bound to perform or refrain from under any such agreements.

     4.7  Policies and Procedures. Executive shall be bound by and abide by all
          -----------------------
Executive and officer policies of the Company in effect during the term of his employment.

     Article IV, Paragraphs 4.2, 4.3, 4.4,and 4.5 shall survive the execution, performance and/or termination of this Agreement, subject to the time and scope limitations set forth therein.

                                   ARTICLE V
                           ASSIGNMENT OF INVENTIONS

     5.1  Proprietary Information.  The Executive agrees to promptly disclose to
          -----------------------
Company and Executive hereby assigns to Company or its designee, its assigns, successors or legal representatives, all, right, title and interest in and to any and all patents, formulae, inventions, processes, designs, software, firmware, circuitry, diagrams, copyrights, trade secrets, and any other proprietary information (collectively, the "Proprietary Information") whatsoever, conceived, developed or completed by the Executive during the course of the Executive's employment with Company, or using Company's time, data, facilities and/or materials, provided the subject matter of the Proprietary Information is within the scope of the duties and responsibilities of one in the Executive's position with Company or occurs as a result of the Executive's knowledge of a particular interest of Company.

     5.2  Ownership of Property.  The Executive agrees to assist Company at any
          ---------------------
time during the Executive's employment with Company, or after termination of the Executive's employment by Company with reimbursement by Company for all expenses incurred, in the preparation, execution, and delivery of any assignments, disclosures, patent applications, or papers within the scope and intent of this Agreement required to obtain patents or copyrights in the Proprietary Information in this or a foreign country and in connection with such other proceedings as may be necessary to vest title to the Proprietary Information in Company, its assigns, successors, or legal representatives.

                                  ARTICLE VI.
                                  TERMINATION

     6.1  Termination. Nothing contained in this Agreement shall be construed as
          -----------
impairing the right of Company to terminate the Executive's employment with Company

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hereunder, provided that Company shall be liable to compensate the Executive as follows:

          (a) In the event the Executive terminates this Agreement prior to the expiration of its term, Company agrees to continue to pay his base salary, set forth in Article II through April 7, 2003 on the usual and customary pay dates of the Company, falling every other week; provided, however, should April 7,2003 fall between pay periods, the amount due the Executive shall be paid to him on final Friday in April, 2003 as the final amount due under this provision. In the sole discretion of Company, at the request of the Executive, a lump sum payment of the amounts that are to become due under the terms of this Article VI, Paragraph 6.1(a) in the instance of termination of the Executive prior to the end of the term of this Agreement, may be paid in a lump sum, which sum shall be discounted by that percentage rate which is the then prevailing, and in effect, interest rate for a United States Treasury Security, having a maturity of three (3) years, publicly quoted during the week in which the termination, if any, occurred. Should such treasury security cease being sold, offered or quoted, the parties, in good faith, shall select an equivalent index or discount rate by which to make the discount computation;

          (b) In the event the Company shall terminate this Agreement during the primary term, or during any extended term, as provided in
               Article I, provision 1.3, hereof, then the Company shall continue the base salary of the Executive for three (3) calendar years from the date of notice of termination. The Company may be relieved of the obligation of this Paragraph 6.1(b) by purchasing not less than one million (1,000,000) shares of capital stock of Mannatech owned by the Executive at a per share purchase price of four dollars ($4.00) per share, unless the Parties shall otherwise agree in a subsequent signed writing.

          (c) In the event that this Agreement is terminated for any reason, Company agrees to pay Kathy Schiffer ("Schiffer"), three (3) year salary ("Severance"), commencing on the date of notification of termination. Salary shall be that amount which Schiffer is then currently paid according to Company payroll records. Such payment may be made in a lump sum or on the usual and customary pay dates of the Company, falling every other week, such Severance schedule at the sole discretion of Company. This provision shall survive termination of this Agreement for any reason.


     6.2  Termination Defined. "Termination," as that term is employed herein,
          -------------------
shall additionally mean: A significant reduction in the nature, status or scope of the Executive's duties, responsibilities or authorities without the effective consent of the Executive.

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     6.3  Company's Right to Terminate. Notwithstanding the provisions of 6.1,
          ----------------------------
the Company shall have the right to terminate Executive's employment and This Agreement shall become null and void, and Company shall have no duty to compensate the Executive further, upon the following events:

          (a)  Upon the death of the Executive;

          (b) Upon Executive becoming incapacitated by accident, sickness, or other circumstances that renders Executive mentally or physically incapable of performing the essential duties and services required of Executive hereunder, with or without reasonable accommodation, for a period of at least 120 consecutive calendar days;

          (c) For Cause: "Cause" shall mean Executive has, in the reasonable opinion of the Company, (i) engaged in gross negligence or willful misconduct in the performance of the duties required of Executive hereunder, (ii) been convicted of any felony or a misdemeanor involving moral turpitude, (iii) willfully refused without proper legal reason to perform the duties and responsibilities required of Executive hereunder, (iv) materially breached this Agreement or any corporate policy or code of conduct established by Company, or (v) willfully engaged in conduct that Executive knows or should know is materially injurious to Company or any of its Affiliates; or

          (d) Purchase or the arrangement for acquisition of 1.5 million shares of MTEX stock owned by Executive at prevailing market price less five (5) percent or a mutually agreed upon price.

     6.4  Obligations.  The Executive's obligations under this Agreement as
          -----------
contemplated hereby shall continue, survive and remain enforceable during the lifetime of the Executive in accordance with the terms hereof, whether or not the Executive's employment with Company shall be terminated voluntarily or involuntarily, with or without reason.

                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1  Future Agreement.  Should this Agreement expire in accordance with its
          ----------------
terms with the Executive within the employment of Company, the parties may renew this Agreement on terms and conditions similar to other Executives of equal title and position within Company's organization, pending a vote by the Board of Directors.

     7.2  Enforcement. It is the express intention of the parties to this
          -----------
Agreement to comply with all laws applicable to the covenants and provisions contained in this Agreement. If any of the covenants contained in this Agreement are found to exceed in duration or scope those permitted by law, it is expressly agreed that such covenant may be reformed or modified by the award or decree of an arbitrator, or, if applicable, a final judgment of a court of competent

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jurisdiction or other lawful constituted authority, as the case may be, to reflect a lawful and enforceable duration or scope, and such covenant automatically shall be deemed to be amended and modified so as to comply with the arbitration award, decree, judgment or order of such court or authority, as the case may be. If any one or more of the provisions contained herein shall for any reason be held invalid, illegal or unenforceable in any respect even after reformation, such invalidity, illegality or unenforceability shall not affect the enforceability or validity of any other provision contained in this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

     7.3  Adequacy of Consideration; Separate Agreements. The Executive agrees
          ----------------------------------------------
that the agreements, non-competition agreements, nondisclosure agreements, and non-solicitation agreements set forth herein each constitute separate agreements, independently supported by good and adequate consideration and shall be severable from the other provisions of this Agreement and shall survive the Agreement. The existence of any claim or cause of action of the Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the covenants and agreements of the Executive contained in the non-competition, nondisclosure or the non-solicitation agreements. If a court of competent jurisdiction determines that any restriction in a clause or provision of this Agreement is void, illegal or unenforceable, the other clauses and provisions of this Agreement shall remain in full force and effect and the clauses and provisions that are determined to void, illegal or unenforceable shall be limited so that they shall remain in effect to the fullest extent permitted by law.

     7.4  No Indirect Breach. The Executive will use his best efforts to ensure
          ------------------
that no relative of his, nor any corporation or other entity or which he is a officer, principal, manager, director or shareholder or other affiliate, shall take any action that the Executive could not take without violating any provision of this Agreement.

     7.5  Injunctive Relief. The Executive recognizes and acknowledges that
          -----------------
damages in the event of his breach of certain provisions of this Employment Agreement would be inadequate, and the Executive agrees that Company, in addition to all other remedies it may have, shall have the right to injunctive relief via arbitration if there is a breach by the Executive of any one or more of the provisions contained in Article III hereof.

     7.6  Arbitration.  Arbitration, including the right to invoke permanent
          -----------
injunctive relief and any emergency relief or measures provided for, shall be the exclusive remedy for any and all disputes, claims or controversies, whether statutory, contractual or otherwise, between Company and the Executive concerning the Executive's employment or the termination thereof. In the event either party provides a Notice of Arbitration of Dispute to the other party, Company and the Executive agree to submit such dispute or controversy, whether statutory or otherwise, to an arbitrator or arbitrators selected from a panel of arbitrators of the American Arbitration Association located in Dallas, Texas. The effective rules at the time of the commencement of the of Commercial Arbitration of the American Arbitration Association shall control the arbitration. In any arbitration proceeding conducted subject to these provisions, all statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any

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

arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decided any question pertaining to limitations, and may do so by documents or by a hearing, in his or her sole discretion. In this regard, the arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication for the purposes of consideration this matter. The arbitrator's decision will be final and binding upon the parties. The parties further agree to abide by and perform any award rendered by the arbitrator. The prevailing party in such proceeding shall be entitled to record and have awarded its reasonable attorney's fees, in addition to any other relief to which it may be entitled. In rendering the award, the arbitrator shall state the reasons therefor, including any computations of actual damages or offsets, if applicable.

     7.7   Waiver of Breach. The waiver by any party hereto of a breach of any
           ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     7.8   Entire Agreement. This Agreement contains the entire agreement of the
           ----------------
parties hereto. No modification or amendment of this Agreement may be made except by written agreement signed by both of the parties hereto.

     7.9   Descriptive Headings. All headings, captions and arrangements used in
           --------------------
this Agreement are intended solely for the convenience of the parties and shall not be deemed to limit, amplify or modify the terms of this Agreement nor affect the meaning thereof.

     7.10  Governing Law. The substantive laws of the State of Texas, excluding
           -------------
any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, shall govern the interpretation, validity and effect of this Agreement without regard to the place for performance thereof. This Agreement has been executed and delivered by the parties hereto in Dallas County, Texas, and Company and the Executive agree that venue as to any action which might ensue after arbitration shall be proper, if permitted, within the state or federal courts in Dallas County, Texas to decide any matter relating to this Agreement or the related arbitration.

     7.11  Notices. Any notice or communication required or permitted hereby
           -------
shall be in writing and shall be delivered personally, sent by prepaid telegram and followed with a confirming letter, or mailed by certified or registered mail, postage prepaid.

     (a)  If to the Executive, to:

          Charles E. Fioretti
          2510 Beaconcrest Drive
          Plano, Texas 75093


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

     (b)  If to Company, to:

          Mannatech, Incorporated
          600 S. Royal Lane, Suite 200
          Coppell, Texas 75019

or in the case of each party hereto, to such other address and to the attention of such other person as may have theretofore been specified in writing in like manner by such party to the other party. Each such notice or communication shall be deemed to have been given as of the date so delivered or at the expiration of the third business day following the date of the mailing.

     7.12  Assignment. This Agreement shall inure to the benefit of and be
           ----------
binding upon Company and the Executive and their respective successors and assigns. The Executive shall not be entitled to assign any rights or obligations hereunder.

     7.13  Prior Agreement. Company and Executive have previously entered into
           ---------------
an Employment Agreement, May 1, 1997 and is attached hereto as Exhibit "A" ("May 1997 Agreement"). Except as modified by this Agreement, the May 1997 Agreement shall remain in full force and effect and valid in every way. This Agreement supersedes all other prior agreements between the parties of any and every nature whatsoever, including agreements for additional compensation or benefits. All such prior agreements are null and void.

     7.14  Executive Acknowledgment. The Executive affirms and attests by
           ------------------------
signing this Agreement that Executive has read this Agreement before signing it and that Executive fully understands its purposes, terms, and provisions, which Executive hereby expressly acknowledges to be reasonable in all respects. The Executive further acknowledges receipt of one (1) copy of this Agreement.

     7.15  Approvals and Consents. This Agreement is subject to the approval of
           ----------------------
the Board of Directors and the Compensation Committee of Mannatech, Incorporated.


     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto, effective as of the 21st day of September, 2000.

EXECUTIVE:                              COMPANY:
                                        MANNATECH(TM) INCORPORATED
                                        A Texas Corporation


/s/ CHARLES E. FIORETTI                      BY:  /s/ ROBERT M. HENRY
- -----------------------                           -------------------

Charles E. Fioretti                     Robert M. Henry
                                        ITS:  Chief Executive Officer

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